Exhibit 10.2
TENTH AMENDMENT TO DISTRIBUTION AGREEMENT

This Tenth Amendment to the Distribution Agreement ("Tenth Amendment") is between Vericel Corporation ("Vericel") and Orsini Pharmaceutical Services, Inc. (“Orsini"). This Tenth Amendment is effective as of July 1, 2024 ("Effective Date").

Whereas, Vericel and Orsini are parties to a Distribution Agreement dated May 15, 2017 (as amended, the "Agreement"), under which Vericel engaged Orsini as a specialty pharmacy distributor for MACI®;

Whereas, the Parties desire to amend the Agreement and extend its term to July 31, 2024;

Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.Section 7.1 Term. The first two sentences of Section 7.1 shall be deleted and replaced with the following:
The Term of this Agreement shall continue until July 31, 2024 (“Term”). The Parties may renew the Agreement for additional two year terms, upon mutual agreement. The remaining provisions of Section 7.1 shall remain.

2.No Other Changes. To the extent terms in this Tenth Amendment conflict with the Agreement and/or any of the amendments to the Agreement, the terms of this Tenth Amendment shall prevail. Except as provided in this Tenth Amendment, the terms and conditions of the Agreement will continue in full force and effect.

3.Counterparts/Signatures. This Tenth Amendment may be executed in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of the parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile or other form of electronic transmission shall be as effective as executing and delivering this Tenth Amendment in the presence of the other parties to this Tenth Amendment.

IN WITNESS WHEREOF, the parties executed this Tenth Amendment as of its Effective Date.

Vericel Corporation	Orsini Pharmaceutical Services, Inc.

By:	By:
Name: Roland DeAngelis	Name: Eyad Farah
Title: Chief Commercial Officer	Title: Chief Operating Officer

Date: 28-Jun-2024	Date: 28-Jun-2024